UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2007

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

755 N. Mathilda Avenue

Sunnyvale, California 94085

(Address of principal executive offices, with zip code)

(408) 731-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2007, Mehdi Bathaee has been appointed Chief Operating Officer (“COO”) of MoSys, Inc. (the “Company”).  The Company’s board of directors has created this new COO position to more tightly integrate the various functional areas of the Company. In the COO role, Mr. Bathaee will be responsible for all of the internal operations of the Company including the engineering and marketing organizations. Mr. Bathaee will report directly to Chet Silvestri, the Company’s Chief Executive Officer and President. A copy of the related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Bathaee joined the Company in August 2007 as part of its acquisition of the Network Storage Products Group from Atmel Corporation. Since then he has been serving as the Company’s Executive Vice President. Prior to joining the Company, Mr. Bathaee served as General Manager of the Network Storage Products Group of Atmel, Inc from November 2003 until August 2007. Prior to joining Atmel, Mr. Bathaee served as Chief Executive Officer, Chief Technical Officer and a Director of LSI Design and Integration Corporation (“LDIC”), which Mr. Bathaee founded in April  1996. Mr. Bathaee is 51 years-old and received bachelor and master of science degrees in electrical engineering from San Diego State University.

On August 8, 2007, the Company acquired intellectual property and other assets related to several mixed signal integrated circuit designs from LDIC, for which Mr. Bathaee is a director, the CEO and President, and sole stockholder. Under an asset purchase agreement between the Company and LDIC, dated August 8, 2007, the Company acquired this technology and related assets in exchange for 500,000 shares of restricted stock, which have not been registered by the Company under the Securities Act of 1933, as amended. Of these 500,000 shares, 300,000 shares are subject to two year annual vesting, 100,000 shares were issued for the benefit of Mr. Bathaee, subject to annual vesting for two years subject to his continued employment with the Company, and 100,000 shares have been set aside for allocation and future distribution to new employees joining the Company in connection with the Atmel and LDIC transactions. Those shares also are subject to annual vesting requirements based on the employee’s continued employment with the Company for two years. The shares that do not vest in accordance with the terms of the asset purchase agreement will be forfeited to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2007

/s/ James R. Pekarsky
James R. Pekarsky
Vice President of Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on October 1, 2007